Exhibit 10.4

CAPSTEAD MORTGAGE CORPORATION

PERFORMANCE UNIT AGREEMENT

FOR EXECUTIVE EMPLOYEES

THIS PERFORMANCE UNIT AGREEMENT (this “Agreement”) made and entered into as of the [    ] day of [            ], 20[    ], effective as of the date hereof (hereinafter called the “Award Date”), by and between Capstead Mortgage Corporation, a Maryland corporation (“Capstead” or the “Company”), and « Name» (the “Grantee”).

WHEREAS, the compensation committee of Capstead’s board of directors (the “Committee”) believes employees of the Company should have an ongoing stake in the long-term success of the Company, and

WHEREAS, the Committee believes that providing a long-term equity-based award appropriately linked to the Company’s performance over a multiple year period will better align the employees’ long-term interests with those of our stockholders.

THEREFORE, the Committee has awarded to the Grantee a performance unit award conditioned upon the execution by the Company and the Grantee of this Performance Unit Agreement that contains certain performance criteria set forth herein. In consideration of the mutual promise(s) and covenant(s) contained herein, the parties hereby agree as follows:

SECTION 1. GRANT.

1.1 Grant and Acceptance. Pursuant to the [            ], 20[    ] authorization to grant performance units to current executive officers, the Company does hereby grant and transfer to the Grantee, for no cash consideration from the Grantee, and the Grantee does hereby accept from the Company, an aggregate of «Target» performance units (the “Performance Units”), which are convertible into shares of Common Stock, $0.01 par value per share, of the Company (the “Common Stock”) according to the terms and conditions and subject to the restrictions, forfeiture risks and other terms and conditions hereinafter set forth.

1.2 Effect of Plan. The Performance Units shall constitute a Performance Award, as defined in the Company’s Amended and Restated 2014 Flexible Incentive Plan (the “Plan”). This Agreement is expressly subject to the terms and provisions of the Plan and in the event there is a conflict between the terms of the Plan and this Agreement, the terms of the Plan shall control. All undefined capitalized terms used herein shall have the meanings assigned in the Plan. The Award is subject to all laws, approvals, requirements and regulations of any governmental authority which may be applicable thereto.

SECTION 2. CONVERSION RIGHTS; DIVIDENDS. Provided the Performance Criteria are satisfied, each Performance Unit is automatically convertible into Common Stock following the end of the Performance Period, but no later than March 15, 20[    ], with the conversion factor determined formulaically based on the stated performance criteria, as set forth in the 2014 Flexible Incentive Plan Long-Term Award Criteria attached hereto as Exhibit A (the “Long-Term Award Criteria”). The Grantee, for the duration of this Agreement shall not be entitled to vote or receive dividends or any other distributions declared on the Common Stock into which the Performance Units are ultimately convertible. During the Performance Period, the Company shall accrue dividends and any other distributions declared with respect to its Common Stock, initially as if each Performance Unit were entitled to the same dividend as a single share of Common Stock. The Company shall have discretion to accrue additional or lesser amounts if management has a reasonable basis to believe that the conversion ratio will result in automatic conversion into Common Stock on something other than a one-to-one basis (based on the actual performance criteria during the Performance Period). To the extent the Performance Units are ultimately convertible into Common Stock, the Grantee shall be entitled to receive all dividends and any other distributions declared during the Performance Period with respect to the shares of Common Stock into which the Performance Units are ultimately converted, as if such Common Stock had been issued on the first day of the Performance Period (provided, however, that nothing contained herein shall cause the Company to declare any such dividends or to make any such distributions). If Performance Units are forfeited pursuant to Section 3.3, 3.4 or 3.5, Grantee is not entitled to receive any such amounts representing accrued dividends or distributions.

SECTION 3. PERFORMANCE CRITERIA, PERFORMANCE PERIOD AND VESTING.

3.1 Performance Criteria. The “Performance Criteria” with respect to the Performance Units shall be comprised of the performance metrics, and each performance metric shall be weighted, as described in the Long-Term Award Criteria. Based on the “Payout Factors” and weighting described in the Long-Term Award Criteria, the Performance Units could expire without converting into any shares of Common Stock or could be convertible into as many as 200% of the number of Performance Units granted to each Grantee.

3.2 Performance Period. Performance shall be measured for a single three-year period beginning January 1, 20[    ] and ending December 31, 20[    ].

3.3 Conversions.

(a) Pursuant to the Plan, after the end of the Performance Period, the Committee shall determine whether, and to what degree, the Performance Criteria were satisfied. If any of the Performance Criteria were satisfied at or above the “Threshold” level (as described in the Long-Term Award Criteria) with respect to the Performance Period, the Committee shall establish a “Conversion Date” with respect to such Performance Period. The determination by the Committee as to the satisfaction of the Performance Criteria with respect to the Performance Period shall be deemed to be final.

(b) Provided the Grantee remains continuously employed by the Company throughout the Performance Period and some or all of the Performance Criteria for the Performance Period have been satisfied and acknowledged by the Committee at or above the “Threshold” level, then on the Conversion Date, the Performance Units shall automatically convert into the number of shares of Common Stock calculated consistent with the Payout Factors shown on the Long-Term Award Criteria.

(c) Except as otherwise provided in Sections 3.4, 3.5 and 3.6 below, no Performance Units shall become convertible after:

(i) termination of Grantee’s employment with the Company or any Affiliate for any reason other than death (including termination by reason of voluntary or involuntary discharge, Disability or Retirement) in which case the Grantee shall, at the time of termination, forfeit all right, title and interest in and to any Performance Units and the Common Stock into which such Performance Units may have been convertible following the Performance Period; or

(ii) a Grantee working full-time at the Award Date reduces his/her scheduled hours worked per week below a standard 40-hour work week, in which case the Grantee shall, at the time of such reduction and subject to the Committee’s discretion, forfeit all right, title and interest in and to any Performance Units and the Common Stock into which such Performance Units may have been convertible following the Performance Period; or

(iii) a Grantee working part-time at the Award Date reduces his/her scheduled hours worked per week below a standard 20-hour work week, in which case the Grantee shall, at the time of such reduction and subject to the Committee’s discretion, forfeit all right, title and interest in and to any Performance Units and the Common Stock into which such Performance Units may have been convertible following the Performance Period.

3.4 Effect of Grantee’s Death. If the Grantee ceases to be an employee of the Company or any Affiliate by reason of death prior to the end of a Performance Period, the personal representatives, heirs, legatees or distributees of the Grantee, as appropriate, shall be entitled to the Performance Units, which shall be convertible into the same number of shares of Common Stock that would have otherwise been applicable for the Performance Period multiplied by a fraction, the numerator of which is the number of years during the related Performance Period in which the Grantee was alive and employed by the Company for any portion of such year and the denominator of which is three. Such beneficiary shall have no further rights under this Agreement.

3.5 Effect of Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, all performance goals with respect to the Performance Units shall be deemed to have been met at the Targeted Amount set forth in the Long-Term Award Criteria for the entire Performance Period under the terms of the Long-Term Award Criteria and the Performance Period shall immediately end.

3.6 Effect of Change of Control. If there is a Change in Control (as defined in the Plan) during the Performance Period, the Grantee’s employment is terminated at any time within 24 months of the Change of Control (but before the end of the Performance Period) and such termination is by the Company without Cause or by the Grantee with Good Reason, all performance goals with respect to the Performance Units shall be deemed to have been met at the Targeted Amount set forth in the Long-Term Award Criteria for the entire Performance Period under the terms of the Long-Term Award Criteria and the Performance Period shall immediately end. In such an event, the Conversion Date shall be the date of the occurrence of the Change in Control. For purposes of this Agreement, “Good Reason” shall include: (i) a material diminution in Grantee’s annual base salary; (ii) a material diminution in the nature or scope of Grantee’s authority, duties, responsibilities, or title from those applicable to Grantee as of the Award Date; (iii) the Company requiring Grantee to be based at any office or location more than 50 miles from Grantee’s principal place of employment as of the Award Date; or (iv) a material breach by the Company of any term or provision of this Agreement; provided, however, that no event or condition shall constitute Good Reason unless, (x) within 90 days from Grantee first acquiring actual knowledge of the existence of the Good Reason condition described in this Section, Grantee provides the Board of Directors of the Company (the “Board”) written notice of Grantee’s intention to terminate Grantee’s employment for Good Reason and the grounds for such termination; (y) such grounds for termination (if susceptible to correction) are not corrected by the Board within 30 days of the Board’s receipt of such notice (or, in the event that such grounds cannot be corrected within such 30-day period, the Board has not taken all reasonable steps within such 30-day period to correct such grounds as promptly as practicable thereafter); and (z) the Grantee terminates Grantee’s employment with the Company immediately following expiration of such 30-day period. Any attempt by the Board to correct a stated Good Reason shall not be deemed an admission by the Board that the Grantee’s assertion of Good Reason is valid.

For purposes of this Agreement, “Cause” means:

(i) gross negligence in the performance of Grantee’s duties and responsibilities, which negligence results in material harm to the business, interests or reputation of the Company;

(ii) a violation of any material Company policy, including, without limitation, the theft, embezzlement or misappropriation or material misuse of any Company funds or property;

(iii) any criminal or civil conviction for a crime involving moral turpitude;

(iv) willful and continued failure by Grantee to perform his or her duties and responsibilities; or

(v) any misconduct that, in the Company’s good faith determination, is materially harmful to the business, interests or reputation of the Company.

3.7 Effect of Forfeiture. Any Performance Units forfeited pursuant to Section 3.3 shall revert to the Company.

SECTION 4. FORM OF PERFORMANCE UNITS. The Performance Units shall not be certificated. On the Conversion Date, the Company shall cause its Transfer Agent to record Grantee’s ownership of the Common Stock of the Company (into which the Performance Units are converted) in unrestricted book entry form or, at the request of the Grantee, issued in stock certificate form. Any such certificates shall be unencumbered by any of the restrictions enumerated herein other than such restrictions as may be imposed by applicable federal or state securities laws and regulations.

SECTION 5. TRANSFER OF PERFORMANCE UNITS.

5.1 Except as otherwise provided in the Plan, the Performance Units shall not be offered, sold, transferred, assigned, exchanged, pledged, encumbered or otherwise disposed of (each, a “Transfer”) for any purpose whatsoever, other than to the Company, and shall not be subject, in whole or in part, to execution, attachment, or similar process in all such cases until the Conversion Date. Any attempted Transfer of the Performance Units, other than in accordance with the terms set forth herein, shall be void and of no effect.

5.2 Grantee acknowledges that any sale, assignment, transfer or other disposition of Performance Units may be subject to restrictions contained in applicable federal or state securities laws and regulations and that any such sale, assignment, transfer or other disposition of Performance Units by him or her will be in compliance with such laws and regulations.

SECTION 6. WITHHOLDINGS. The Company and each Affiliate shall have the right to retain and withhold from any payment of Performance Units, Common Stock into which Performance Units are convertible (and any dividends on such Common Stock) any amounts required to be withheld or otherwise deducted and paid with respect to such payment. At its discretion, the Company and each Affiliate may require the Grantee receiving Performance Units or Common Stock into which Performance Units are convertible to reimburse the Company or any Affiliate for any such taxes required to be withheld by the Company or the Affiliate and withhold any distribution in whole or in part until the Company and each Affiliate is so reimbursed. In lieu thereof, the Company and each Affiliate shall have the right to withhold from any other cash amounts due or to become due from the Company or the Affiliate to the Grantee an amount equal to such taxes required to be withheld by the Company or the Affiliate as reimbursement for any such taxes or retain and withhold a number of shares having a market value not less than the amount of such taxes in order to reimburse the Company or the Affiliate for any such taxes.

SECTION 7. ADJUSTMENTS TO PERFORMANCE UNITS.

7.1 Stock Dividends and Splits and Similar Transactions. Subject to any required action by the Company’s Board of Directors and stockholders, the number of Performance Units shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Company resulting from the payment of a Share dividend, a Share split, a Share reverse-split or any similar transaction.

7.2 Change in Par Value. In the event of a change in the Company’s Shares, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be shares within the meaning of the Plan.

7.3 Other Capital Adjustments. Except as hereinbefore expressly provided in Section 7.1 and except for rights that all holders of Common Stock shall have, Grantee shall have no rights by reason of any subdivision or consolidation of Shares of any class or payment of any share dividend or any other increase or decrease in the number of shares of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another corporation; any issuance by the Company of Shares of any class, or securities convertible into Shares of any class, shall not affect the Award, and no adjustment by reason thereof shall be made with respect to the number or price of the Performance Units subject to the Award. An Award of Performance Units shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 8. GRANTEE’S REPRESENTATIONS AND WARRANTIES. Grantee represents and warrants that:

(a) such Grantee has not and will not, directly or indirectly, Transfer any Performance Units except in accordance with the terms of this Agreement;

(b) such Grantee has, or such Grantee together with such Grantee’s advisors, if any, have such knowledge and experience in financial, business and tax matters that such Grantee is, or such Grantee together with such Grantee’s advisors, if any, are capable of evaluating the merits and risks relating to such Grantee’s investment in the Performance Units and making an investment decision with respect to the Company;

(c) such Grantee has been given the opportunity to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning the Company and such Grantee’s investment in the Performance Units; and

(d) such Grantee realizes that there are substantial risks incident to an investment in the Performance Units.

SECTION 9. IMPACT ON OTHER BENEFITS. The value of the Performance Units (either on the Award Date or at the Conversion Date) shall not be includable as compensation or earnings for purposes of any other benefit plan offered by the Company.

SECTION 10. ADMINISTRATION. The Committee shall have full authority and discretion (subject only to the express provisions of the Plan) to decide all matters relating to the administration and interpretation of the Plan and this Agreement. All such Committee determinations shall be final, conclusive, and binding upon the Company, the Grantee, and any and all interested parties.

SECTION 11. NO AGREEMENT TO CONTINUE IN EMPLOYMENT. Nothing in the Plan or this Agreement shall confer on the Grantee any right to continue in the employ of the Company or any Affiliate or interfere in any way with the right of the Company and any Affiliate to terminate the Grantee’s employment at any time.

SECTION 12. AMENDMENT(S). This Agreement shall be subject to the terms of the Plan, as amended from time to time, except that the Award that is the subject of this Agreement may not in any way be restricted or limited by any amendment or termination approved after the Award Date without the Grantee’s written consent.

SECTION 13. FORCE AND EFFECT. The various provisions of this Agreement are severable in their entirety. Any determination of invalidity or unenforceability of any one provision shall have no effect on the continuing force and effect of the remaining provisions.

SECTION 14. GOVERNING LAWS. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland.

SECTION 15. MISCELLANEOUS.

15.1 Any notice necessary under this Agreement shall be in writing, signed by the party giving or making the same, and addressed (a) to the Company in the care of its President or Secretary at the principal executive office of the Company in Dallas, Texas, (b) to the Grantee at the address appearing in the personnel records of the Company for such Grantee or (c) to either party at such other address as either party hereto may hereafter designate in writing to the other. Except as otherwise provided herein, any such notice shall be deemed effective upon receipt thereof by the addressee.

15.2 This Agreement may be executed in counterparts, each of which shall be deemed an original for all purposes and both of which taken together shall constitute but one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date hereof. By execution of this Agreement, the Grantee acknowledges receipt of a copy of the Plan, the Company’s Annual Report on Form 10-K for the year ended December 31, 20[    ] and the informational supplement required by Rule 428(b)(1) under the Securities Act of 1933.

CAPSTEAD MORTGAGE CORPORATION

By:
Phillip A. Reinsch
President & Chief Officer

GRANTEE

«Name»